Exhibit 5.1

July 6, 2006

World Acceptance Corporation
108 Frederick Street
Greenville, South Carolina 29607

Re:	Registration Statement on Form S-8 of World Acceptance Corporation relating to the World Acceptance Corporation 2005 Stock Option Plan

Ladies and Gentlemen:

We have served as counsel to World Acceptance Corporation, a South Carolina corporation (the “Corporation”), in connection with the preparation by the Corporation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the offer and sale of up to 1,000,000 shares of the Corporation’s common stock, no par value (the “Shares”), to be issued by the Corporation pursuant to the 2005 Stock Option Plan (the “Plan”) and the related options under the Plan.

This opinion is given as of the date hereof and is based on facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K under the Act.

We have examined the Plan, the Registration Statement, the Second Amended and Restated Articles of Incorporation of the Corporation listed as an exhibit to the Registration Statement (the “Charter”), the Third Amended and Restated Bylaws of the Corporation (the “Bylaws”), and such other corporate and other documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.

We have assumed (i) the authority and genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies; and (v) the taking of all required corporation action in relation to the Plan.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, if and when originally issued and sold by the Corporation pursuant to the terms and conditions of the Plan, and upon payment of the consideration payable therefor pursuant to the Plan, will be legally issued, fully paid and nonassessable.

We have assumed that the Corporation and those officers and employees who may purchase Shares or receive options to purchase Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges or trading markets having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges or trading markets having jurisdiction, will have been granted prior to the issuance of any of the Shares.

Attorneys at Law

Charlotte Office: 101 North Tryon Street, Suite 1900, Charlotte, NC 28246 Ph: 704.377.2536 Fx: 704.378.4000

South Carolina Office: 140 East Main Street, Suite 420, P.O. Drawer 12070, Rock Hill, SC 29731 Ph: 803.325.2900 Fx: 803.325.2929

The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act of 1933 and the Charter and Bylaws not being further amended prior to the issuance of the Shares.

The foregoing opinions are limited to the laws of the State of South Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction.

This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement pursuant to the Act and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

ROBINSON, BRADSHAW & HINSON, P.A.

/s/ ROBINSON, BRADSHAW & HINSON, P.A.